Sub-Item 77O(1)

Rule 10f-3 Transactions

DREYFUS INVESTMENT FUNDS
Dreyfus Tax Sensitive Total Return Bond Fund

On August 30, 2017, Dreyfus Tax Sensitive Total Return Bond Fund (the "Fund"), purchased 1,000 State of California General Obligation Refunding Bonds, 5.00%, due November 1, 2032 (CUSIP No. 13063DBZ0) (the "Bonds") at a purchase price of $121.66 per Bond, with underwriter compensation of 0.275%. The Bonds were purchased from Goldman Sachs & Co. LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Alamo Capital
BofA Merrill Lynch
Backstrom McCarley Berry & Co., LLC
Blaylock Van, LLC
BNY Mellon Capital Markets, LLC
Cabrera Capital Markets, LLC
Citigroup
Drexel Hamilton, LLC
Fidelity Capital Markets
FTN Financial Capital Markets
George K. Baum & Company
Goldman Sachs & Co. LLC
Great Pacific Securities
HilltopSecurities
J.P. Morgan
Jefferies
KayBanc Capital Markets
Loop Capital Markets
Mischler Financial Group, Inc.
Morgan Stanley
Neighborly Securities
Piper Jaffray & Co.
Ramirez & Co., Inc.
Raymond James
RBC Capital Markets

Stifel
TD Securities
The Williams Capital Group, L.P.
U.S. Bancorp Investments, Inc.

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on October 25-26, 2017. These materials include additional information about the terms of the transaction.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/13/17

3rd Quarter 2017

Sub-Item 77O(2)

Rule 10f-3 Transactions

DREYFUS INVESTMENT FUNDS
Dreyfus Tax Sensitive Total Return Bond Fund

On December 15, 2017, Dreyfus Tax Sensitive Total Return Bond Fund (the "Fund"), purchased 1,500 The City of Philadelphia, Pennsylvania Airport Revenue and Refunding Bonds, 5.00%, due July 1, 2027 (CUSIP No. 717817TZ3) (the "Bonds") at a purchase price of $120.24 per Bond, with underwriter compensation of 0.350%. The Bonds were purchased from Merrill Lynch, Pierce, Fenner & Smith, Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Merrill Lynch, Pierce, Fenner & Smith, Inc.
Barclays
BNY Mellon Capital Markets, LLC
Jefferies LLC
Loop Capital Markets
PNC Capital Markets LLC
Raymond James
Siebert Cisneros Shank & Co., L.L.C.
Stern Brothers & Co.
TD Securities

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on February 21-22, 2018. These materials include additional information about the terms of the transaction.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/12/18

4th Quarter 2017